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REVOCABLE PROXY
SOUTHERN HERITAGE BANCORP, INC.

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, being a stockholder of the common stock of Southern Heritage Bancorp, Inc. (the "Company"), acknowledges receipt of the notice of the special meeting of stockholders of the Company to be held on                        , 2004, and the within proxy statement, and appoints                        and                         , and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of shares of common stock the undersigned would be entitled to vote if personally present at the special meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all shares of common stock held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on each item):

		For	With-Hold	Abstain
1.	Approval of the Agreement and Plan of Reorganization, dated as of January 26, 2004, by and between GB&T Bancshares, Inc. and the Company.	☐	☐	☐
2.	Other matters to come before the meeting.

        The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

        Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

Please be sure to sign and date this Proxy in the box below	Date	, 2004

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

SOUTHERN HERITAGE BANCORP, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED

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REVOCABLE PROXY SOUTHERN HERITAGE BANCORP, INC.